As filed with the Securities and Exchange Commission
                          on June 2, 1999

                                   Registration No. 333-01511

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                              AMENDMENT NO. 1
                                    TO
                                 FORM S-8

                          REGISTRATION STATEMENT
                                   Under
                        The Securities Act of 1933


                   ARROW-MAGNOLIA INTERNATIONAL, INC.
          (Exact name of issuer as specified in its charter)


     Texas                                           75-0408335
(State of incorporation)                      (I.R.S. Employer
                                              Identification No.)


                             2646 Rodney Lane
                            Dallas, Texas 75229
    (Address, including zip code, of principal executive offices)

       Amended and Restated Non-Qualified Stock Option Plan
                         (Full title of the plan)

                               Morris Shwiff
                                 President
                             2646 Rodney Lane
                            Dallas, Texas 75229
                             (972) 247-7111
           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 Copy to:

                           Christopher M. Hewitt
                           Hewitt & Hewitt, P.C.
                            2612 Thomas Avenue
                            Dallas, Texas 75204

Approximate date of commencement of proposed sales to public:
Sales of the securities registered hereunder will occur from time to time after the effective date of this Registration Statement.

---------------------------------------------------------------
                      CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------

               Number of      Proposed  Proposed
Title of       Additional     Maximum   Maximum
Securities     Shares         Offering  Aggregate Amount of
to be          to be          Price Per Offering  Registration
Registered     Registered (1) Share (2) Price     Fee
----------------------------------------------------------------

Common Stock,
$0.10 par
value          80,500         $3.8125   $306,906.26    $85.32
----------------------------------------------------------------

(1) The Company previously registered 275,000 shares of Common Stock, which after subsequent stock splits and dividends currently equal 665,500 shares of 746,000 shares subject to the Amended and Restated Non-Qualified Stock Option Plan, all of which are covered by the existing registration statement pursuant to Rule 416. This amendment additionally registers the balance of 80,500.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) on the basis of the average of the high and low prices of the Company's
     Common Stock as reported on the Nasdaq SmallCap Market on June 1, 1999.

                             EXPLANATORY NOTE
                            -----------------

     The Prospectus filed as a part of this Registration Statement has been prepared in accordance with the requirements of Form S-3 pursuant to Instruction C to Form S-8 and may be used for reoffers or resales of the Company's Common Stock to be acquired by the persons named therein pursuant to the Company's Amended and Restated Non-Qualified Stock Option Plan.

PROSPECTUS
                              532,400 Shares
                    ARROW-MAGNOLIA INTERNATIONAL, INC.
                               Common Stock

     This Prospectus relates to 532,400 shares of the Common Stock, par value $0.10 per share (the "Common Stock"), of Arrow-Magnolia International, Inc. ("Arrow-Magnolia" or the "Com-pany"), which may be offered from time to time by any or all of the Selling Stockholders named herein (the "Selling Stockholders"). It is anticipated that the Selling Stockholders will offer shares for sale at prevailing prices in the Nasdaq SmallCap Market on the date of sale. The Company will receive no part of the proceeds of sale made hereunder. All expenses of registration incurred in connection with this offering are being borne by the Company, but all selling and other expenses incurred by an individual Selling Stockholder will be borne by such Selling Stockholder.

     The Common Stock of the Company is traded on the Nasdaq
SmallCap Market tier of the Nasdaq Stock Market. On June 1, 1999 the closing price for shares of the Company's Common
Stock, as reported on the Nasdaq SmallCap Market for the Company's common stock was $3.8125 per share.

The Common Stock offered hereby involves a high degree of risk.
See "Risk Factors."

        NEITHER  THE SECURITIES AND EXCHANGE COMMISSION NOR  ANY
         STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED
           OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR
             ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                  TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The Selling Stockholders and any broker executing selling orders on behalf of the Selling Stockholders may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in which event commissions received by such broker may be deemed to be underwriting commissions under the Securities Act.

      No person is authorized to give any information or to make any representations, other than those contained in this Prospectus, in connection with the offering described herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any Selling Stockholders. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities by any person in any jurisdiction in which it is unlawful for such person to make such offer, solicitation or sale. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that the information contained herein is correct as of any time subsequent to the date hereof.

               The date of this Prospectus is June 2, 1999.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange
Act") and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission").

     The Company has filed with the Commission a Registration Statement on Form S-8 (together with all amendments, schedules and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Common Stock offered hereby. This Prospectus omits certain of the information set forth in the Registration Statement, and reference is hereby made to the Registration Statement for further information with respect to the Company and the Common Stock offered hereby. Any statements contained herein concerning the provisions of any documents are not necessarily complete, and in each such instance reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference.

     Reports and other information filed by the Company with the Commission and copies of the Registration Statement can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549, and should also be available for inspection and copying at the following regional offices of the
Commission: 7 World Trade Center, Suite 1300, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Information concerning the operation of the Public Reference Room can be obtained by calling the Commission at 1-800-SEC-0330. Copies of such material also may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates, and through the Commission's Internet address at "http://www.sec.gov".


                             TABLE OF CONTENTS
                                                  Page
     The Company ...........................      3
     Risk Factors...........................      3
     Selling Stockholders ..................      5
     Indemnification of Directors and Officers    6
     Information Incorporated by References..     8


     The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this Prospectus, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates. Requests for such copies should be directed to Arrow-Magnolia International, Inc., Dallas, Texas 75229. The Company's telephone number at that location is (972) 323-2200.

                                THE COMPANY

      The business of Arrow-Magnolia consists primarily of the manufacture and distribution of specialty chemical products for use in cleaning and maintaining equipment, and as generalized maintenance and sanitation products. The Company's manufacturing operations blend, to the Company's specifications and according to the Company's procedures, a variety of chemicals to create the Company's various products. Arrow-Magnolia packages products that it blends or manufactures and, in addition, purchases products that have been blended or manufactured and then packaged under the Company's labels by third parties. The Company also distributes certain nonchemical products, such as paper and other janitorial supplies, related to its chemical products. The Company's products, including its nonchemical products, are marketed by the Company throughout the United States, Canada and other countries.

     Arrow-Magnolia (formerly Magnolia Enterprises, Inc. and
Magnolia Chemical Company) was incorporated in the State of Texas in 1937. Its executive offices are located at 2646 Rodney
Lane, Dallas, Texas 75229 and its telephone number is (972)
247-7111.

                              RISK FACTORS

     The following factors should be considered carefully, in addition to the other information in this Prospectus, in evaluating an investment in the Company's Common Stock:

     Dependence Upon Key Personnel.   Morris Shwiff was President
and Chief Executive Officer of Arrow-Magnolia from 1985 through 1999 and currently serves as Chairman of the Board. Mr. Mark Kenner was Executive Vice President of Arrow-Magnolia from 1985 through 1999 and currently serves as Vice Chairman and Chief Executive Officer. Mr. Fred Kenner was Vice President, Secretary and Treasurer of Arrow-Magnolia from 1985 through 1999 and currently serves as President and Chief Operating Officer. These individuals have been primarily responsible for directing the corporate strategy which has determined Arrow-Magnolia's growth. The loss of any of these persons could have an adverse effect on the Company.

     Size and Competition.   The business of Arrow-Magnolia is
highly competitive in all of its phases and two companies are significantly larger than other companies engaged in its industry. However, the industry in which the Company competes is very fragmented, and no single firm or group of firms dominates the industry as a whole. The total sales volume of the Company's products constitutes only a very minor portion of the total available market.

     Possible Volatility of Stock Price.   The price of the
Common Stock may be subject to wide fluctuations and possible rapid increases or declines in a short time period. These fluctuations may be due to factors specific to the Company such as variations in quarterly operating results or changes in earnings estimates, or to factors relating to its industry or to the securities markets in general. Investors in the Company's Common Stock should be willing to incur the risk of such fluctuations.

     Limited Marketability; Shares Eligible for Sale. Although the Common Stock trades on the Nasdaq SmallCap Market, it is sporadically traded at low volumes. Sales of substantial amounts of Common Stock in the public market could significantly affect the market price of the Company's Common Stock.

     Voting Control. Messrs. Shwiff, Kenner and Kenner, presently Directors and officers of Arrow-Magnolia, currently own approximately 55.1% of the Company's outstanding Common
Stock. Therefore, these individuals exercise practical voting control over the affairs of the Company.

      Directors Liability Limited. Under the Company's Articles of Incorporation, Directors of Arrow-Magnolia cannot be held liable to the Company or its shareholders for monetary damages for an act or omission in the Director's capacity as a Director except (i) for any breach of the Director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any transaction from which the director derive an improper personal benefit, (iv) for an act or omission for which the liability of a Director is expressly provided for by statute, or
(v) for an act related to an unlawful stock repurchase or payment of a dividend. This provision does not affect the liability of any Director under federal or applicable state securities laws.

     Indemnification of Officers and Directors. The Bylaws of the Company provide for indemnification of officers and Directors to the full extent permitted by the Texas Business Corporation Act. Arrow-Magnolia may be required to pay certain judgments, fines and expenses incurred by an officer or Director, including reasonable attorneys' fees, as a result of actions or proceedings in which such officers and Directors are involved by reason of being or having been an officer or Director provided that said officers or Directors acted in good faith.

                           SELLING STOCKHOLDERS

     The following table shows the names and positions with the Company during the past three years of the Selling Stockholders, the number of shares of the Company's Common Stock beneficially owned by each of them as of June 1, 1999 and the number of shares covered by this Prospectus:

                               Beneficial         Beneficial
               Position       Ownership Shares    Ownership
Selling        With           Prior to  Being     After
Shareholder    the Company    Offering  Offered   Offering(1)
---------      -----------    --------  -------   ---------------
                                                  Number  Percent
                                                  ------  -------

Morris Shwiff  Chairman       1,050,498 186,340   864,158   27.6%
               of the         (2)
               Board

Mark Kenner    Vice             682,792 175,692   507,100   16.2%
               Chairman          (3)
               and Chief
               Executive
               Officer

Fred Kenner    President        422,387 170,368   252,010    8.1%
               and Chief          (4)
               Operating
               Officer

John Niland    Vice             100,430 100,430          0     *
               President          (5)

----------
*     Less than 1%.

(1)  Assumes that all shares offered hereby are sold.
(2) Includes 186,340 shares subject to options presently exercisable.
(3) Includes 175,692 shares subject to options presently exercisable.
(4) Includes 170,368 shares subject to options presently exercisable.
(5) Includes 100,430 shares subject to options presently exercisable.

      As of March 31, 1999, the Company had approximately
2,962,090 shares of Common Stock outstanding.

     The Company has been advised by the Selling Stockholders that they intend to sell all or a portion of the shares offered hereby from time to time and that sales will be made at prices prevailing at the times of such sales. The Selling Stockholders may also make private sales directly or through a broker or brokers. In connection with any sales, the Selling Stockholders and any brokers participating in such sales may be deemed to be underwriters within the meaning of the Securities Act.

     The Company has informed the Selling Stockholders that the anti-manipulative Rules contained in Regulation M promulgated under the Securities Exchange Act or 1934 may apply to their sales in the market and has furnished each Selling Stockholder with a copy of these Rules and has informed them of the possible need for delivery of copies of this Prospectus.

     In addition, the Company has informed each of the Selling Stockholders that any Selling Stockholder who is affiliated with the Company, and any other persons acting in concert with such Selling Stockholder for the purpose of selling securities of the Company, may reoffer or resale pursuant to this Prospectus during any three month period up to, but no more than, the greater of: (i) one percent of the shares of Common Stock outstanding as shown by the most recent report or statement published by the Company; or (ii) the average weekly volume of trading in the Common Stock reported through the Nasdaq SmallCap Market during the four calendar weeks preceding the date of sale.

     There can be no assurance that any of the Selling
Stockholders will sell any or all of the shares of Common Stock offered by them hereunder.


                 INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article 10 of the Company's Articles of Incorporation provides that the Company may indemnify each Director and officer of the Company against reasonable costs and expenses incurred by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been such Director or officer, except in relation to any actions, suits or proceedings in which he has been adjudged liable because of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. In the absence of a determination which expressly absolves the Director or officer of liability to the Company or its shareholders for willful misfeasance, bad faith, gross negligence and reckless disregard of the duties involved in the conduct of his office, or in the event of a settlement, each Director and officer may be indemnified by the Company against payments made, including reasonable costs and expenses, provided that such indemnity shall be conditioned upon the prior determination by a resolution of two thirds of those members of the Board of Directors who are not involved in the action, suit or proceeding that the Director or officer has no liability by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office, and provided further that if a majority of the members of the Board of Directors are involved in the action, suit or proceeding, such determination shall have been made by a written opinion of independent counsel. Article 10 further provides that its terms are not exclusive of any other rights to which officers and Directors may be entitled according to law.

     Article 2.02-1 of the Texas Business Corporation Act provides broad powers of indemnification of Directors and officers. For example, the Board of Directors, the share-holders, or independent legal counsel in some circumstances may authorize the Company to indemnify any officer or Director against expenses (including attorney's fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administra-tive, arbitrative or investigative, any appeal in such an action, suit or proceeding and any inquiry or investigation that could lead to such an action, suit or proceeding by reason of the fact that he is or was a Director or officer of the Company, if such Director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A Director may not be indemnified where such Director improperly received a personal benefit, whether or not the benefit resulted from an action taken in his official capacity, and may not be indemnified where he is found liable to the Company.

     If a Director or officer defends litigation arising out of his office and is successful on the merits or otherwise in defense of the action, Article 2.02-1 provides that such officer or Director shall be indemnified against expense (including attorney's fees) actually and reasonably incurred by him in connection therewith. Additionally, a Director or officer's reasonable expenses may be paid or reimbursed where a written request is submitted with an undertaking to repay said expense if such person is ultimately determined to not be entitled to indemnification.

     Finally, the Company has power to purchase and maintain insurance on behalf of any Director or officer against any liability asserted against him and incurred by him in such capacity or arising out of his status as an officer or a Director, whether or not the Company would have the power to indemnify him against such liability under the before described provisions of Article 2.02-1.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to Directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                   INFORMATION INCORPORATED BY REFERENCE

     The following documents have been filed with the Commission
(File No. 0-4728) pursuant to the Securities Exchange Act of
1934, as amended (the "Exchange Act") and are incorporated herein by reference and made a part of this Prospectus:

     1. The Company's Annual Report on Form 10-KSB for the year ended December 31, 1998;

     2. The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1999;

     3. Description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Company's Common Stock shall be deemed to be incorporated herein by reference and made a part of this Prospectus from the respective filing dates of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                         INFORMATION NOT REQUIRED
                               IN PROSPECTUS

Item Number

3         Incorporation of Documents by Reference.
          ---------------------------------------

          The following documents and information heretofore filed with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

          1. The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998.

          2. The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1999.

          All documents filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of the Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing such documents.

          The description of the Common Stock contained in the Company's Registration Statement filed under the Securities Exchange Act of 1934 (the "Exchange Act") registering shares of the Common Stock under Section 12 of the Exchange Act, including any amendment or reports filed for the purpose of updating such description.

4         Description of Securities.
          --------------------------

          Not applicable.

5         Interests of Named Experts and Counsel.
          --------------------------------------

          Not applicable.

6         Indemnification of Directors and Officers.
          -----------------------------------------

          Article 2.02-1 of the Texas Business Corporation Act provides broad powers of indemnification of Directors and officers. For example, the Board of Directors, the shareholders, or independent legal counsel in some circumstances may authorize the Company to indemnify any officer or Director against expenses

(including attorney's fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding and any inquiry or investigation that could lead to such an action, suit or proceeding by reason of the fact that he is or was a Director or officer of the Company, if such Director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A Director may not be indemnified where such Director improperly received a personal benefit, whether or not the benefit resulted from an action taken in his official capacity, and may not be indemnified where he is found liable to the Company.

          If a Director or officer defends litigation arising out of his office and is successful on the merits or otherwise in defense of the action, Article 2.02-1 provides that such officer or Director shall be indemnified against expense (including attorney's fees) actually and reasonably incurred by him in connection therewith. Additionally, a Director or officer's reasonable expenses may be paid or reimbursed where a written request is submitted with an undertaking to repay said expense if such person is ultimately determined to not be entitled to indemnification.

          The statute further specifically provides that the indemnification authorized thereby shall not be deemed exclusive of any other rights to which any such officer, employee or agent may be entitled under its articles of incorporation, bylaws, agreements, general or specific action of Directors or as permitted or required by common law.

          Article 10 of the Company's Articles of Incorporation provides for the indemnification of Directors, officers, and certain other persons within the limitations of the Texas
Business Corporation Act.

7    Exemption from Registration Claimed.
     -----------------------------------

          Not applicable.

8    Exhibits.
     ---------

          Exhibit Number
          --------------

          5.1       Legal Opinion and Consent of Hewitt & Hewitt,
                    P.C.

          23.2 Consent of Counsel. (Reference is made to Exhibit 5.1.)

9    Undertakings.
     -------------

          The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i)  To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i) and (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Arrow-Magnolia International, Inc., a corporation organized and existing under the laws of the State of Texas, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 2nd day of June, 1999.

                              ARROW-MAGNOLIA INTERNATIONAL, INC.




                              By:  /s/ Mark Kenner
                                ----------------------------
                                 Mark Kenner, Vice Chairman and
                                 Chief Executive Officer

                                 POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Morris Shwiff with full power of substitution and resubstitution our true and lawful attorney-in-fact and agent, in any and all capacities, with full power to act alone, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file each such amendment to this Registration Statement, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorney-in-fact and agent full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                Title                      Date
-----------              -----                    ------

/s/ Morris Shwiff        Director and Chairman    }
Morris Shwiff            of the Board             }
                                                  }
                                                  }
 /s/ Mark Kenner         Vice Chairman and Chief  }
Mark Kenner              Executive Officer        }
                                                  }    June
                                                  }    2, 1999
/s/ Fred Kenner          President and Chief      }
Fred Kenner              Operating Officer        }
                                                  }
                                                  }
/s/ Robert D. DeRosier   Director                 }
Robert D. DeRosier                                }
                                                  }
                                                  }
/s/ Clifton R. Duke      Director                 }
Clifton R. Duke                                   }

                    ARROW-MAGNOLIA INTERNATIONAL, INC.

                    REGISTRATION STATEMENT ON FORM S-8

                             INDEX TO EXHIBITS


Exhibit                                           Sequentially
Number         Description                        Numbered
--------       ------------                       ------------

5.1            Legal Opinion and Consent of Hewitt
               & Hewitt, P.C.

23.2           Consent of Counsel.  (Reference is made
               to Exhibit 5.1.)